SECURITIES AND EXCHANGE COMMISSION


                            Washington, D. C. 20549




                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 22, 1995



                     UNITED CAROLINA BANCSHARES CORPORATION
             (Exact name of registrant as specified in its charter)



        NORTH CAROLINA                   05583            56-0954530
       (State or other               (Commission         (IRS Employer
 jurisdiction of incorporation)      File Number)     Identification No.)



  127 West Webster Street, Whiteville, North Carolina      28472
       (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code (910) 642-5131








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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events

         On May 22, 1995, Registrant's wholly owned subsidiary, United Carolina Bank consummated its acquisition of twelve North Carolina branch banking offices which were required to be divested by BB&T Financial Corporation and Southern National Corporation in their merger-of-equals transaction. In the acquisition, United Carolina Bank assumed $178.6 million in deposits and purchased $25.3 million in loans from the divesting institutions. The newly acquired United Carolina Bank branch banking offices are located in the following North Carolina cities: three in Goldsboro, and one each in Fremont, La Grange, Eureka, Sanford, Aberdeen, Statesville, Troutman, Elkin and Dobson.

         At March 31, 1995, prior to consummation of the transaction described above, Registrant's banking subsidiaries operated 133 branch offices in North and South Carolina and Registrant had total consolidated assets of approximately $3.4 billion.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 1, 1995

                                    UNITED CAROLINA BANCSHARES CORPORATION



                                    by s/Howard V. Hudson, Jr.
                                         Howard V. Hudson, Jr.
                                         General Counsel and Secretary















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